J.P. Morgan Exchange-Traded Fund Trust

(the “Trust”)

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Brian S. Shlissel, Timothy J. Clemens, Frederick J. Cavaliere, Michael M. D’Ambrosio, Jessica K. Ditullio, Elizabeth A. Davin, Gregory S. Samuels, Carmine Lekstutis, Zachary E. Vonnegut-Gabovitch, Anthony Geron, Matthew J. Beck, Kiesha T. Atwood-Smith and Max Vogel, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for such attorney-in-fact in such attorney-in-fact’s name, place and stead, to sign the Registration Statement of the Trust on Form N-14 under the Securities Act of 1933 relating to: (1) the acquisition by JPMorgan Equity Focus ETF of the assets of JPMorgan Equity Focus Fund, a series of JPMorgan Trust I, (2) the acquisition by JPMorgan High Yield Municipal ETF of the assets of JPMorgan High Yield Municipal Fund, a series of JPMorgan Trust I, (3) the acquisition by JPMorgan Limited Duration Bond ETF of the assets of JPMorgan Limited Duration Bond Fund, a series of JPMorgan Trust II, and (4) the acquisition by JPMorgan Sustainable Municipal Income ETF of the assets of JPMorgan Sustainable Municipal Income Fund, a series of JPMorgan Trust II, any and all Pre-Effective Amendments to said Registration Statement, any and all Post-Effective Amendments to said Registration Statement, and any and all supplements thereto or other instruments or documents in connection therewith, and withdrawals thereof, and to file the same, with any or all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory agency or authority, as appropriate, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person in his or her capacity as a Trustee of the Trust, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Powers of Attorney may be signed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

/s/ Robert F. Deutsch	/s/ Thomas P. Lemke
Robert F. Deutsch Trustee	Thomas P. Lemke Trustee

/s/ John F. Finn	/s/ Lawrence R. Maffia
John F. Finn Trustee	Lawrence R. Maffia Trustee

/s/ Stephen P. Fisher	/s/ Mary E. Martinez
Stephen P. Fisher Trustee	Mary E. Martinez Trustee

/s/ Gary L. French	/s/ Marilyn McCoy
Gary L. French Trustee	Marilyn McCoy Trustee

/s/ Kathleen M. Gallagher	/s/ Robert A. Oden, Jr.
Kathleen M. Gallagher Trustee	Robert A. Oden, Jr. Trustee

/s/ Robert J. Grassi	/s/ Marian U. Pardo
Robert J. Grassi Trustee	Marian U. Pardo Trustee

/s/ Frankie D. Hughes	/s/ Nina O. Shenker
Frankie D. Hughes Trustee	Nina O. Shenker Trustee

/s/ Raymond Kanner	/s/ Emily A. Youssouf
Raymond Kanner Trustee	Emily A. Youssouf Trustee

Dated: March 1, 2023